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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             FORM 8-K CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                           May 25, 2004 (May 25, 2004)

                                MICROISLET, INC.
                                ----------------
               (Exact Name of Registrant as Specified in Charter)

           Nevada                     0-27035                   88-0408274
           ------                     -------                   ----------
(State or Other Jurisdiction    (Commission File Number)      (IRS Employer
     of Incorporation)                                      Identification No.)


6370 Nancy Ridge Drive, Suite 112, San Diego, California            92121
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        (Address of Principal Executive Offices)                 (Zip Code)

                                 (858) 657-0287
                                 --------------
              (Registrant's telephone number, including area code)


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ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE

A.       Approval of Proposals by Shareholders

On May 25, 2004, the stockholders of MicroIslet, Inc. (the "Company") approved each of the following proposals as described in the Company's Definitive Proxy Statement filed with the Securities and Exchange Commission on April 27, 2004:


1. Elected John F. Steel IV, Hartoun Hartounian, Ph.D., Robert W. Anderson, M.D., Steven T. Frankel, and James R. Gavin III, M.D., Ph.D., as directors to serve for the next year and until their successors are elected.

2. Approved an amendment to the Company's Articles of Incorporation to increase the authorized number of shares of Common Stock from 50,000,000 to 100,000,000 shares.

3. Approved an amendment to the Company's Amended and Restated 2000 Stock Option Plan (the "2000 Plan") (i) to increase the maximum aggregate number of shares of the Company's Common Stock ("Common Stock") that may be issued under the 2000 Plan from 4,000,000 to 6,000,000, (ii) to increase the maximum aggregate number of shares of Common Stock that may be issued under the 2000 Plan pursuant to the exercise of tax-qualified incentive stock options to 6,000,000, and
         (iii) to state that no employee may be granted options within any fiscal year of the Company under the 2000 Plan to purchase more than 500,000 shares under options, except that a new employee shall be eligible to receive up to a maximum of 2,000,000 shares under options in the fiscal year in which he or she commences employment.

4. Ratified the selection of Deloitte & Touche LLP as independent auditors of the Company for its fiscal year ending December 31, 2004.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   MICROISLET, INC.


Date: May 25, 2004                 By: /s/ William G. Kachioff
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                                           William G. Kachioff
                                           Secretary and Chief Financial Officer